AMENDMENT TO THE

DISTRIBUTION PLAN OF

THE FORESTER FUNDS, INC.


	WHEREAS, The Forester Funds, Inc. (the "Funds") is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act");

	WHEREAS, the Funds adopted a Distribution Plan (the "Plan") in accordance with Rule 12b-1 under the Act on May 7, 1999, and subsequently amended on February 14, 2002;

	WHEREAS, the Fund has contracted with Unified Financial Securities, Inc. to act as it's distributor of its $.0001 par value shares ("Fund Shares"), as defined in Rule 12b-1 under the Act, and desires to amend its Distribution Plan pursuant to such Rule, and the Board of Directors has determined that there is a reasonable likelihood that adoption of this Distribution Plan will benefit the Fund and its shareholders;

	NOW, THEREFORE, the Fund hereby amends its Distribution Plan (the "Plan") in accordance with Rule 12b-1 under the Act on the following terms and conditions:

Section 1 shall be amended in its entirety as follows:

	1. 	Appointment of Distributor.	This Plan will be administered
by Unified Financial Securities, Inc., as distributor of the Funds' Shares, or any successor distributor of the Funds' Shares (the "Distributor"). The Distributor, with the consent of the President of the Funds, is authorized to execute and deliver, in the name and on behalf of the Fund, selling agreements ("Selling Agreements") with broker-dealers that are registered with the Securities and Exchange Commission and members of the National Association of Securities Dealers, Inc. Such Selling Agreements shall require the broker-dealers to sell the Fund Shares to their respective Clients as set forth therein. The Distributor shall not be obligated to execute any Selling Agreement with any qualifying broker-dealer.


Sections 2 - 11 shall be amended as follows:

	Wherever the term "Distributor" is used in Sections 2 - 11, if at all, it shall be changed to the term "broker-dealer."

Sections 1 - 11 shall be amended as follows:

	Wherever the term "Common Stock" is used in Sections 1 -11, if at all, it shall be changed to "Fund Shares."


Section 7 shall be amended as follows:

	The sentence: " This Plan shall be automatically terminated upon the closing of all Fund accounts established by Clients of broker-dealers prior to December 31, 1992." shall be stricken.

A copy of the amended plan with the above changes shall be attached as an amendment hereto.

IN WITNESS WHEREOF, this amendment has been executed on behalf of the Board of Directors as of November 12, 2002.




                            		THE FORESTER FUNDS




					By _______________________________
						Thomas H. Forester
						Director and President


ACCEPTED:

UNIFIED FINANCIAL SECURITIES, INC.




By __________________________________


	______________________________


DISTRIBUTION PLAN

OF

THE FORESTER FUNDS, INC.



	1. 	Appointment of Distributor.	This Plan will be administered by Unified
Financial Securities, Inc., as distributor of the Funds' Shares, or any successor distributor of the Funds' Shares (the "Distributor"). The
Distributor, with the consent of the President of the Funds, is authorized to execute and deliver, in the name and on behalf of the
Fund, selling agreements ("Selling Agreements") with broker-dealers that are registered with the Securities and Exchange Commission and members of the National Association of Securities Dealers, Inc.  Such
Selling Agreements shall require the broker-dealers to sell shares of the Funds to their respective Clients as set forth therein.  The
Distributor shall not be obligated to execute any Selling Agreement with any qualifying broker-dealer.

	2. 	Payments to Broker-dealers. 	The Fund shall pay to
each broker-dealer a distribution fee for distribution of the Fund's shares up to the rate of 0.25% per annum of the aggregate average daily net asset value of the Fund Shares beneficially owned by such broker-dealer's Clients; provided, however, that the maximum amount of all distribution fees paid to all broker-dealers by the Fund in any year shall not exceed 0.25% of the average daily net assets of the Fund. Any distribution fees not paid because of the foregoing limitation shall not be paid in subsequent years. Such distribution fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors shall determine. For purposes of determining the fees payable under this paragraph 2, the aggregate average daily net asset value of the Fund Shares beneficially owned by Clients will be computed in the manner specified in the Fund's Registration Statement on Form N-1A (as the same is in effect from time to time) in connection with the computation of the net asset value of Fund Shares for purposes of purchases and redemptions. For purposes of this Plan and any Distribution Agreements entered into by the Fund, a Client shall include (a) with respect to individuals, the individual's spouse, children, trust or retirement accounts for the benefit of any of the foregoing, the individual's estate and any corporation of which the individual is an affiliate, (b) with respect to corporations, its retirement plans and its affiliates, and (c) with respect to Clients who are investment advisers, financial planners or others who exercise investment discretion or make recommendations concerning the purchase or sale of securities, accounts for which they exercise investment discretion or make recommendations concerning the purchase or sale of securities. Beneficial ownership shall not include ownership solely as a nominee.

	3. 	Permitted Expenditures. 	The amount set forth
in paragraph 2 of this Plan shall be paid for a Broker-dealer's services as broker-dealer of the shares of the Fund and may be spent by the Broker-dealer on any activities or expenses primarily intended to result in the sale of the Fund's shares, including but not limited to compensation to, and expenses (including overhead and telephone expenses) of, employees of the broker-dealer who engage in or support distribution of shares. No payments may be made pursuant to this Plan except pursuant to paragraph 2.

	4. 	Effective Date of Plan. 	This Plan shall not
take effect until (a) it has been approved by a vote of at least a majority (as defined in the Act) of the outstanding Fund Shares and
(b) (together with any related agreements) by votes of a majority of both (i) the Board of Directors of the Fund and (ii) those Directors of the Fund who are not "interested persons" of the Fund (as defined in the Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

	5. 	Continuance. 	Unless otherwise terminated pursuant
to paragraph 6 below, this Plan shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 4(b).

	6. 	Reports. 	Any person authorized to direct the
disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Directors and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

	7. 	Termination. 	This Plan may be terminated at any
time by vote of a majority of the Rule 12b-1 Directors, or by a vote of a majority of the outstanding Fund Shares.

	8.	Amendments. 	This Plan may not be amended to
increase materially the amount of payments provided for in paragraph 2 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 4 hereof.

	9. 	Selection of Directors. 	While this Plan is
in effect, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Fund shall be committed to the discretion of the Directors who are not interested persons.

	10. 	Records. 	The Fund shall preserve copies of
this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

	11.	Severability.	This Plan shall be severable for each
series of the Fund.